UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2026

LGAM Private Credit LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01674	93-4633111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities.

As of August 1, 2026, LGAM Private Credit LLC ("we", the "Company" or the "Fund"), sold approximately 177,957 of the Company’s Common Units (the “Units”) for an aggregate offering price of approximately $3.5 million, reflecting a purchase price of $19.53 per unit (with the final number of Units being determined on August 21, 2026).

The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was not in the United States (as defined in Rule 902(l) under Regulation S under the Securities Act) and was not, and was not acting for the account or benefit of, U.S. Persons (as defined in Rule 902(k) under Regulation S under the Securities Act).

Item 7.01. Regulation FD Disclosure.

On August 25, 2026, the Company disclosed the below information.

Distribution:

On August 21, 2026, the Fund declared a regular distribution to unitholders of record in the amount of $0.1383 per unit. The distribution will be payable on or around September 3, 2026 to unitholders of record as of August 31, 2026.

Company's Portfolio:

As of July 31, 2026, the Company had investments in 144 portfolio companies across 32 industries with an aggregate par value of approximately $656.9 million, which consisted of approximately 99.2% first lien debt investments and 0.8% other investments based on par value or in the case of equity investments, cost. As of July 31, 2026, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. During the period from July 1, 2026 through July 31, 2026, the Company had no new investment commitments. As of July 31, 2026, approximately 0.9%, based on par value (including cash), were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

The table below describes investments by industry composition based on par value as of July 31, 2026:

Industry	% of Total
Software	19.1%
Insurance Services	10.3
Health Care Providers & Services	9.5
Professional Services	8.5
Commercial Services & Supplies	7.5
Financial Services	7.0
IT Services	6.0
Diversified Consumer Services	4.3
Ground Transportation	2.9
Industrial Conglomerates	2.8
Other	22.1
Total	100.0%

The table below shows the Company's ten largest portfolio company investments based on par value as of July 31, 2026:

Issuer	Industry	% of Total
Banyan Software Holdings, LLC	Software	2.3%
SV Newco 2, Inc.	Ground Transportation	2.2
MRI Software, LLC	Real Estate Management & Development	1.8
Pareto Health Intermediate Holdings, Inc.	Health Care Providers & Services	1.8
Iris Specialty Acquisiton, LLC	Insurance Services	1.8
Diligent Corporation	Software	1.7
Fetch, Inc.	Insurance Services	1.7
TA Polaris Buyer, Inc.	Health Care Providers & Services	1.6
Jeppesen Holdings, LLC	Transportation Infrastructure	1.6
Deerfield Dakota Holding, LLC	Professional Services	1.6
Other		81.9
Total		100.0%

Net Asset Value:

As of July 31, 2026, the Company's aggregate net asset value ("NAV") is estimated to be approximately $243.4 million. As of July 31, 2026, the Company had approximately $305.7 million of debt outstanding (at principal). Final results may differ materially from the estimated NAV as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of July 31, 2026, arising between the date hereof and the completion of the financial statements and the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026	LGAM Private Credit LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer